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                                                                    Exhibit 10.2

Agreement of Lease, made as of this 1st day of November 1991, between BEEKMAN TENANTS CORPORATION, party of the first part, hereinafter referred to as OWNER, and WHITE & WITKOWSKY, INC., a New York Corporation, party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner approximately 4465 sq. feet on the ground floor; 5047 sq. feet in the basement (Kitchen); now used as a restaurant premises (per the annexed drawing) in the building known as 575 Park Avenue in the Borough of Manhattan, City of New York, for the term of 15 years (or until such term shall sooner cease and expire as hereinafter provided) to commence on the 1st day of November nineteen hundred and Ninety-One, and to end on the 31st day of October two thousand six, both dates inclusive, at an annual rental rate of ______ set forth in Article 41 of the Rider annexed hereto.

which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first full monthly installment(s) on the execution hereof.

      The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby convenant as follows:

Rent          1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy     2. Tenant shall use and occupy demised premises for a high-class dining room and business, as more fully set forth in Article 40 of the Rider annexed hereto.

and for no other purpose. Tenant shall at all times conduct its business in a high grade and reputable manner, shall not violate Article 37 hereof, and shall keep show windows and signs in a neat and clean condition.

Alterations:

3. Subject to Article 50 of the Rider, Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent, which shall not unreasonably be withheld or delayed. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within ten days thereafter, at Tenant's expense, by filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner in Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises. Nothing in this article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner at Tenant's expense. Tenant may make non-structural decorative changes without Landlord's consent.

Repairs.

4. Owner shall maintain and repair the public portions of the building, both exterior and interior, except that if Owner allows Tenant to erect on the outside of the building a sign or signs, or a hoist, lift or sidewalk elevator for the exclusive use of Tenant, Tenant shall maintain such exterior installations in good appearance and shall cause the same to be operated in a good and workmanlike manner and shall make all repairs thereto necessary to keep same in good order and condition, at Tenant's own cost and expense, and shall cause the same to be covered by the insurance provided for hereafter in Article
8. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein, and the sidewalks adjacent thereto, and at its sole cost and expense, make all non-structural repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear, obsolescence and damage from the elements, fire or other casualty, excepted. If the demised premises be or become infested with vermin, Tenant shall at Tenant's expense, cause the same to be exterminated from time to time to the satisfaction of Owner. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to the Tenant for the diminuation of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building including the erection or operation of any crane, derrick or sidewalk shed, or in or to the demised premises or the fixtures, appurtenances or equipment thereof. The provisions of this article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty which are dealt with in article 9 hereof.

Window Cleaning:

5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance:

6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and

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any violation, order or duty upon Owner or Tenant with respect to the demised premises, and with respect to the portion of the sidewalk adjacent to the premises, if the premises are on the street level, arising out of Tenant's use or manner of use thereof, or with respect to the building if arising out of Tenant's use or manner of use of the premises or the building (including the use permitted under the lease). Except as provided in Article 29 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner. Tenant shall pay all costs, expenses, fines, penalties or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article. If the fire insurance rate shall, at the beginning of the lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant, to comply with the terms of this article. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to said premises.

Subordination:

7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be selfoperative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Owner may request. Landlord represents that the ground lease is in full force and effect AND LANDLORD
WILL KEEP SAID GROUND LEASE IN FULL FORCE AND EFFECT for the full term
(and renewal term) of this lease.

Tenant's Liability Insurance Property Loss, Damage, Indemnity:

8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. Tenant agrees, at Tenant's sole cost and expense, to maintain general public liability insurance in standard form in favor of Owner and Tenant against claims for bodily injury or death or property damage occurring in or upon the demised premises, effective from the date Tenant enters into possession and during the term of this lease. Such insurance shall be in an amount and with carriers acceptable to the Owner. Such policy or policies shall be delivered to the Owner. On Tenant's default in obtaining or delivering any such policy or policies or failure to pay the charges therefor, Owner may secure or pay the charges for any such policy or policies and charge the Tenant as additional rent therefor. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agent, contractors, employees, invitees, or licensees, of any covenant on condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by Counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty:

9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner, subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to [MISSING LINES] set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Owner's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from owner that the premises are substantially ready for Tenant's occupancy.
(e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance and also, provided that such a Policy can be obtained without additional premiums. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof. The foregoing notwithstanding, in the event the demised premises can not be reasonably restored within nine (9) months from the date of the fire or other casualty, Tenant may elect to terminate this lease by written notice to Landlord given within 90 days after such fire or casualty specifying a date for expiration of the lease which shall not be less than the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Owner's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant.

Eminent Domain:

10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease. Tenant shall be entitled to condemnation proceeds with respect to the undepreciated portion of fixtures and improvements installed by Tenant.

Assignment, Mortgage, Etc.:

11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, under-letting, occupancy or collection shall be deemed a waiver of the covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:

[GRAPHIC OMITTED]

12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant convenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:

13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, on reasonable notice, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building or which Owner may elect to perform, in the premises, following Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein, provided they are within the walls, Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the

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Rider to be added if necessary.

[GRAPHIC OMITTED]

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[MISSING LINES]
If Tenant is not present to open and permit an entry into the premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property and such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder. Owner shall have the right at any time, without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the building and to change the name, number or designation by which the building may be known.

Vault,
Vault Space,
Area:

14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy:

15. Tenant will not at any time use or occupy the demised premises in violation of, Articles 2 or 37 hereof, or of, the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record. Nothing herein shall be construed to prohibit use of demised premises as provided in Article 2.

Bankruptcy:

16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Landlord by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this
Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demise premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four per cent (4%) per annum. If such premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default:

17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under Section 365 of Title II of the U.S. Code (Bankruptcy Code); then, in any one or more of such events, upon Owner serving a written thirty (30) days notice upon Tenant specifying the nature of said default and upon the expiration of said 30 days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said 30 day period, and if Tenant shall not have diligently commenced curing such default within such 30 day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default, then Owner may serve a written 5 days notice of cancellation of this lease upon Tenant, and upon the expiration of said 5 days, this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such 5 day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required which remains uncured for 10 days, then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

Remedies of
Owner and
Waiver of
Redemption:

18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such reentry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or convenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rent collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and
Expenses:

19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder, and if Owner, in connection therewith or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any actions or proceeding, such sums so paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within five
(5) days of rendition of any bill or statement to Tenant therefor, and if Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

No Repre-
sentations by
Owner:

20. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation, or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are
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[MISSING LINES]
said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken except to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of
Term:

21. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet
Enjoyment:

22. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 33 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure
to Give
Possession:

23. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability or failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for the inability to obtain possession) until after Owner shall have given Tenant written notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease. Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:

24. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed in acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of
Trial by Jury:

25. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

[MISSING LINES]
fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from doing so by reason of strike or labor troubles, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency, or when, in the judgement of Owner, temporary interruption of such services is necessary by reason of accident, mechanical breakdown, or to make repairs, alterations or improvements.

Bills and
Notices:

27. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.


Water
Charges:

28. (see paragraph 53)


Sprinklers:

29. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the Insurance Services Office or any bureau, department or official of the federal, state or city government require or recommend the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, changes, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company. Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Owner as additional rent on the first day of each month during the term of this lease, of the contract price for sprinkler supervisory service.

[GRAPHIC OMITTED]

Heat,
Cleaning:

30. As long as Tenant is not in default under any of the covenants of this lease Owner shall, if and insofar as existing facilities permit furnish heat to the demised premises. Tenant shall, at Tenant's expense, keep demised premises clean and in order, to the satisfaction to Owner, and if demised premises are situated on the street floor, Tenant shall, at Tenant's own expense, make all repairs and replacements to the sidewalks and curbs adjacent thereto, and keep said sidewalks and curbs free from snow, ice, dirt and rubbish. Tenant shall pay the cost of removal of any of Tenant's refuse and rubbish from the building.


---------------------------------------------------
[GRAPHIC OMITTED] Space to be filled in or deleted.

[ILLEGIBLE] in the judgement of Owner, are necessary for the proper operation of the building.

Security:

[GRAPHIC OMITTED]

31. Tenant has deposited with Owner the sum of $50,000 to be held in an interest bearing account as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent. Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security, and Tenant agrees to look to the new Owner solely for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Captions:

32. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions:

33. The term "Owner" as used in this lease means only the Owner, or the mortgagee in possession, for the time being of the land and building (or the Owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties of their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 30 hereof), Sundays and all days designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to H V A C service.

Adjacent
Excavation-
Shoring:

34. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the

[MISSING LINES]
strictly with the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within ten (10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Glass:

36. Tenant shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises other than breakage resulting from Owner's negligence. Owner may insure, and keep insured, at Tenant's expense, all plate and other glass in the demised premises for and in the name of Owner. Bills for the premiums therefor shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as, additional rent.

Pornographic
Uses
Prohibited:

37. Tenant agrees that the value of the demised premises and the reputation of the Owner will be seriously injured if the premises are used for any obscene or pornographic purposes or any sort of commercial sex establishment. Tenant agrees that Tenant will not bring or permit any obscene or pornographic material on the premises, and shall not permit or conduct any obscene, nude, or semi-nude live performances on the premises, nor permit use of the premises for nude modeling, rap sessions, or as a so-called rubber goods shops, or as a sex club of any sort, or as a "massage parlor." Tenant agrees further that Tenant will not permit any of these uses by any sublessee or assignee of the premises. This Article shall directly bind any successors in interest to the Tenant. Tenant agrees that if at any time Tenant violates any of the provisions of this Article, such violation shall be deemed a breach of a substantial obligation of the terms of this lease and objectionable conduct. Pornographic material is defined for purposes of this Article as any written or pictorial matter with prurient appeal or any objects of instrument that are primarily concerned with lewd or prurient sexual activity. Obscene material is defined here as it is in Penal law ss.235.00.

Estoppel
Certificate:

38. Tenant, at any time, and from time to time, upon at least 10 days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates which the rent and additional rent have been paid, and stating whether or not there exists any defaults by Owner under this Lease, and, if so, specifying each such default.

Successors
and Assigns:

39. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

---------------------------------------------------
[GRAPHIC OMITTED] Space to be filled in or deleted.

THE RIDER ANNEXED HERETO WITH ARTICLES 40 ET. SEQ. IS AN INTEGRAL PART OF THIS LEASE.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.


                                                                          [CORP.
Witness for Owner:                       BEEKMAN TENANTS CORP.             SEAL]
                                         ---------------------------------

                                         /s/ [ILLEGIBLE]                  [L.S.]
----------------------------------       ---------------------------------


                                                                          [CORP.
Witness for Tenant:                      White & Witkowsky, Inc.           SEAL]
                                         ---------------------------------

                                         /s/ [ILLEGIBLE]                  [L.S.]
----------------------------------       ---------------------------------

[Illegible] _____________________, to me known, who being by me duly sworn, did depose and say that he resides in New York, N.Y.; that he is the President of Beekman Tenants Corp. the corporation described in and which executed the foregoing instrument, as OWNER; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

INDIVIDUAL OWNER                                 _____________________________
STATE OF NEW YORK,         ss.
County of

On this____day of__________, 19__, before me personally came
____________________________, to me known and known to me to be the individual
____________________________described in and who, as OWNER, executed the foregoing instrument and acknowledged to me that ____________________________ he executed the same.

[Illegible] _____________________, to me known, who being by me duly sworn, did depose and say that he resides in _____________________; that he is the _____________________ of White & Witkowsky, Inc., the corporation * described in and which executed the foregoing instrument, as TENANT; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

*New York Limited Partnership                    _____________________________

INDIVIDUAL TENANT
STATE OF NEW YORK,         ss.
County of

On this____day of__________, 19__, before me personally came ____________________________, to me known and known to me to be the individual
____________________________ described in and who, as TENANT, executed the foregoing instrument and acknowledged to me that ____________________________ he executed the same.
                                                 ____________________________

                      RULES AND REGULATIONS ATTACHED TO AND
                            MADE A PART OF THIS LEASE
                         IN ACCORDANCE WITH ARTICLE 35.

      1. The sidewalks, entrances, driveways, passages, courts, elevators vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress to and egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any tenant or by jobbers, or others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and safeguards.

      2. If the premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalks and curb in front of said premises clean and free from ice, snow, etc.

      3. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed.

      4. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner in its reasonable judgement or other occupants of the building by reason of noise, odors and/or vibrations or interfere in any way with other Tenants or those having business therein.

      5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Owner, not unreasonably withheld, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Signs on interior doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

      6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

      7. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations or the lease of which these Rules and Regulations are a part.

      9. Owner shall have the right to prohibit any advertising by any Tenant which, in Owner's reasonable opinion, tends to impair the reputation of Owner or its desirability as a building for stores or offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

      10. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other excessive objectionable odors to permeate in or emanate from the demised premises.

      11. Tenant shall not place a load on any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant at Tenant's expense in setting sufficient in Owner's judgment to absorb and prevent vibration, noise and annoyance.

                                    GUARANTY

      The undersigned Guarantor guarantees to Owner, Owners successors and assigns, the full performance and observance of all the agreements to be performed and observed by Tenant in the attached Lease, including the "Rules and Regulations" as therein provided, without requiring any notice to Guarantor of nonpayment or, nonperformance, or proof, or notice of demand, to hold the undersigned responsible under this guaranty, all of which the undersigned hereby expressly waives and expressly agrees that the legality of this agreement and the agreements of the Guarantor under this agreement shall not be ended, or changed by reason of the claims to Owner against Tenant of any of the rights or remedies given to Owner as agreed in the attached Lease. The Guarantor further agrees that this guaranty shall remain and continue in full force and effect as to any renewal, change or extension of the Lease. As a further inducement to Owner to make the Lease Owner and Guarantor agree that in any action or proceeding brought by either Owner or the Guarantor against the other on any matters concerning the Lease or of this guaranty that Owner and the undersigned shall and do waive trial by jury.


______________________________________________________________________ Guarantor

Address

Premises
================================================================================

                                       TO

================================================================================
                                STANDARD FORM OF

                     [SEAL]          Store              [SEAL]
                                     Lease

                     The Real Estate Board of New York, Inc.
                    (c) Copyright 1979. All Rights Reserved.
                  Reproduction in whole or in part prohibited.

================================================================================

Dated                                                                     19__.

Rent per Year

Rent per Month

Term
From
To

Drawn by.................................Checked by............................
Entered by...............................Approved by...........................

================================================================================

                   RIDER CONSISTING OF ARTICLES 40 THROUGH 90
               FORMING PART OF LEASE DATED AS OF OCTOBER 15, 1991
                  BETWEEN BEEKMAN TENANTS CORPORATION, LANDLORD
                      AND WHITE & WITKOWSKY, INC., TENANT.

                                TABLE OF CONTENTS

 40.   Use ..............................................................    1
 41.   Fixed Rental .....................................................    2
 42.   Restrictions on Music ............................................    5
 43.   Rent and Occupancy Taxes .........................................    6
 44.   Tenant Restrictions ..............................................    6
 45.   Insurance ........................................................    9
 46.   Odors; Extermination, Etc ........................................   11
 47.   Representations ..................................................   12
 48.   Assignment of Lease ..............................................   13
 49.   Ground Leases ....................................................   18
 50.   Additional Alteration Provisions .................................   19
 51.   Additional Default Provisions ....................................   26
 52.   Tenant's Employees ...............................................   28
 53.   Utilities ........................................................   29
 54.   Steam ............................................................   32
 55.   Remedies .........................................................   33
 56.   Additional Bankruptcy Provisions .................................   33
 57.   Condition of Demised Premises ....................................   37
 58.   Deliveries and Garbage Removal ...................................   38
 59.   Signage ..........................................................   38
 60.   Tenant's Obligations .............................................   39
 61.   Licenses and Permits .............................................   40
 62.   Contractors ......................................................   40
 63.   Real Estate Taxes ................................................   41
 64.   Vacations ........................................................   42
 65.   No Other Restaurant ..............................................   42
 66.   Conflict .........................................................   42
 67.   Structural Repairs ...............................................   42
 68.   Fire .............................................................   44
 69.   Certificate of Occupancy .........................................   44
 70.   Abatement ........................................................   44
 71.   Waste Removal ....................................................   45
 72.   Condition on Termination .........................................   45
 73.   Existing Equipment ...............................................   46
 74.   Laundry Facilities ...............................................   46
 75.   Sprinkler System .................................................   46
 76.   Plans ............................................................   46
 77.   Improvements .....................................................   46
 78.   Health Code Violations ...........................................   47
 79.   Alarm System .....................................................   47

                                                                           (ii)

 80.   Limitation of Liability ..........................................   48
 81.   Definitions ......................................................   48
 82.   Broker ...........................................................   49
 83.   Rent Regulations .................................................   49
 84.   Authorization ....................................................   50
 85.   Arbitration ......................................................   50
 86.   Landlord's Security Interest .....................................   51
 87.   Renewal Option ...................................................   52
 88    Miscellaneous ....................................................   55
 90.   Entire Agreement .................................................   59

      40. Use. (a) Tenant shall use and occupy the demised premises only as and for the conduct of a high-class dining-room and restaurant business for the sale to the public of food, liquors, alcoholic and nonalcoholic beverages of all kinds, to be consumed on the premises and for the sale of cigars and cigarettes, as well as such incidentals as are usually and customarily sold in restaurants of similar character and for no other purposes. Tenant shall use the East 63rd Street entrance only as its address in all advertising and for all other purposes; Tenant shall not use the 575 Park Avenue address.

      Said restaurant shall be operated as a first class restaurant as to quality, decor and patronage. Examples of first class restaurants for purposes of this lease are Post House, La Cite and Smith & Wollensky. The Tenant not yet having selected the name for the restaurant to be operated on the demised premises further agrees to operate said restaurant on the demised premises under such name as may be consented to in writing by the Landlord, which consent shall not unreasonably be withheld or delayed, during the term of this lease or during any extended or renewal term hereof. The foregoing notwithstanding, Landlord hereby consents to such name as the original Tenant may select so long as same shall not be patently offensive or objectionable.

            (b) The Tenant shall conduct and operate, or cause to be conducted and operated, in the first-class manner above set forth, in the demised premises, a dining room and restaurant business, with due diligence, daily, and during all hours which is commercially reasonable for first class restaurants operating in the vicinity of the demised premises to be open, provided such times will not be violative of any law, rule or regulation of the Federal Government, the State of New York or the City of New York or any division, agency of bureau thereof or any provision of this lease.

      41. Fixed Rental. (a) The fixed rent ("Fixed Rent") which the Tenant herewith agrees to pay to the Landlord shall be as follows:

            (i) At the annual rate of Two Hundred Sixteen Thousand and 00/100 ($216,000.00) Dollars (payable in equal monthly installments of Eighteen Thousand and 00/100 ($18,000.00) Dollars) during the period commencing on the date hereof and continuing through October 31, l994,

            (ii) At the annual rate of Two Hundred Forty-one Thousand Nine Hundred Twenty and 00/100 ($241,920.00) Dollars (payable in equal monthly installments of Twenty Thousand One Hundred Sixty and 00/100 ($20,160.00) Dollars) during the period commencing on November 1, 1994 and continuing through October 31, 1997,

            (iii) At the annual rate of Two Hundred Seventy Thousand Nine Hundred Fifty and 00/100 ($270,950.00) Dollars (payable in equal monthly installments of Twenty-two Thousand Five Hundred Seventy-nine and 17/100 ($22,579.17) Dollars) during the period commencing on November 1, 1997 and continuing through October 31, 2000,

            (iv) At the annual rate of Three Hundred Three Thousand Four Hundred Sixty-four and 00/100 ($303,464.00) Dollars (payable in equal monthly installments of Twenty-five Thousand Two Hundred Eighty-eight and 67/100 ($25,288.67) Dollars) during the period commencing on November 1, 2000 and continuing through October 31, 2003, and

            (v) At the annual rate of Three Hundred Thirty-nine Thousand Eight Hundred Eighty and 00/100 ($339,880.00) Dollars (payable in equal monthly installments of Twenty-eight Thousand Three Hundred Twenty-three and 33/100 ($28,323.33) Dollars) during the period commencing on November 1, 2003 and continuing through October 31, 2006.

            The foregoing notwithstanding, the Tenant shall not be obligated to pay Fixed Rent during the initial four months (i.e. November 1 through February 28, 1992) of this lease and shall be entitled to pay only 50% of the monthly Fixed Rent during the fifth month and sixth months (i.e. March 1 through April 30, 1992) of this lease.

            Except as otherwise herein provided, the Fixed Rent (and other rent due hereunder) shall be payable in equal monthly installments, in advance, on the first day of each month, without further notice, at the office of the Landlord, 575 Park Avenue, New York, New York or at such other place as may be designated by Landlord. Such rent shall be due without set-off or deduction; in the event other provisions of this lease require payment of specified amounts upon receipt of a bill therefor, such other provisions shall take precedence over this provision.

            Rent which is not received on or before the tenth day of each month shall be "late" and shall be subject to a bookkeeping charge of two percent and after thirty days from the due date shall bear interest at the maximum legal rate until paid.

            (b) Commencing on November 1, 1994 and each third anniversary thereafter during the term of this lease, the Fixed Rent set forth in Paragraph
(a) of this Article 41 shall be increased (but not decreased) by a percentage equal to one-half the percentage determined by subtracting 12% from the aggregate percentage increase in the U.S. Bureau of Labor Statistics Price Index (Metropolitan New York - All Urban Consumers 1982 equalling 100) for the prior three year period then ended.

            For example, should the CPI on November 1, 1994 exceed the CPI on the date of this lease by 15%, the Fixed Rent payable commencing November 1, 1994 shall be increased by an aggregate 13 1/2% above the Fixed Rent for the three year period then ended. In other words, the Fixed Rent commencing October 15, 1994 would equal $245,160.00 (payable in equal monthly installments of $20,430.00).

            Upon execution of this lease Tenant shall deliver the first full month's rent (i.e., the rent to be applied toward May 1992) and the security payable pursuant to Article 31 of this lease (i.e., an aggregate Sixty-eight Thousand ($68,000) Dollars) by bank or certified check. The foregoing notwithstanding, Tenant may substitute an irrevocable letter of credit drawn upon Morgan Guaranty Trust Company of New York in the amount of $50,000, in form reasonably satisfactory to Landlord for the check delivered in payment of the security payable pursuant to Article 31 of this lease.

      42. Restrictions on Music. Tenant shall be permitted to provide musical entertainment and other music for its patrons in the demised premises provided the same is "soft music" (such as piano or string quartet music) and is not unreasonably loud or offensive in any of the residential apartments of the building in which the demised premises are located. Tenant may not operate a cabaret or dance establishment and Tenant shall be responsible for payments to any and all applicable performing rights organizations. Tenant may have live band music on Friday and Saturday evenings, Valentine's Day and New Year's Eve, which shall be the only nights when live music shall be permitted after midnight. Tenant may, on occasion, in connection with the catering of a party, have live band music, provided it shall not be permitted after midnight and further provided it is not unreasonably loud or offensive in any of the residential apartments of the building in which the demised premises are located. In the event of noise complaints from residential tenants, the Board of Directors of Landlord may upon resolution and written notice to Tenant, establish a set of rules which further restrict the use of music in the demised premises, which rules are reasonably designed to address the complaints of the residents while recognizing the need of Tenant to conduct its business as contemplated by this lease.

            Notwithstanding any of the provisions of this Article 42, Tenant shall not permit any entertainment or music to reach such noise level that the same may be heard outside the demised premises; accordingly Tenant at Tenant's sole cost and expense, shall install prior to commencement of operations all necessary soundproofing required for its operations to meet the foregoing standards.

      43. Rent and Occupancy Taxes. All rent and additional rent paid by Tenant shall be deemed paid for use of the demised premises. Tenant shall be responsible for payment of all commercial rent and occupancy taxes which may be due as a result of the existence of this lease; upon request of Landlord or its attorneys or accountants, Tenant shall supply copies of commercial rent and occupancy tax reports and returns and proof of payment of such taxes to Landlord within 10 days after the due date thereof.

      44. Tenant Restrictions. (a) The Tenant agrees not to suffer or permit any nuisance upon the said premises or any part thereof or the occupancy or use thereof for any purpose which shall be unlawful, disreputable or immoral, and will not suffer or permit any thing or substance to be brought in, or any act to be done on, said premises which would make void any policy of fire or other insurance, or give any insurer an option to cancel any policy. Under no circumstances shall Tenant permit the premises to be used for illegal gambling, conventions, or for fund raising or other activities involving political candidates or ballot issues, or the promulgation of controversial principles. Fund raising for museums or charities which are registered with the New York Attorney General and enjoy tax exempt status shall be permissible within the other restrictions imposed by this lease. In no event shall the premises be used for purposes other than as a first class restaurant as defined in this lease.

            (b) The Tenant shall not use the demised premises or any portion thereof or permit the demised premises or any part thereof to be used in any manner which (i) constitutes a public or private nuisance, (ii) would cause physical damage to the building or any part thereof, (iii) the Landlord reasonably deems to impair the appearance, character or reputation of the building, (iv) Landlord reasonably deems offensive by reason of the discharge of excess objectionable fumes, vapors or odors into the building systems or facilities or into the building flues or vents not designed for or capable of receiving them, (v) the Landlord reasonably deems to impair or interfere with any building services or the proper economic heating, air conditioning, cleaning or other servicing of the building, or (vi) the Landlord reasonably deems to impair or interfere with the use or occupancy of any of the other areas of the building by, or occasion discomfort or annoyance to, the Landlord or any other tenants or occupants of the building.

            (c) The Tenant shall not (i) engage in any unethical methods of business operation, (ii) use or permit to be used the sidewalks or other space outside the premises for any displays, sales or similar undertaking or storage,
(iii) use or permit to be used any loudspeaker, phonograph or other sound system or advertising device which may be heard outside the premises, or (iv) distribute or permit to be distributed handbills or other matter to customers outside the premises. Tenant further shall cause the appearance of the premises and the deportment of all personnel employed therein at all times to be in keeping with the dignity and stature of a first class restaurant in a first class building.

            (d) Landlord operates the Beekman Hotel as a first class residential cooperative apartment building under the ground leases herein described. Landlord and Tenant acknowledge that Landlord has certain industry-wide contractual obligations to the New York Hotel and Motel Trades Council,
AFL-CIO. Landlord and Tenant further acknowledge that this is a space lease only and Tenant agrees that it shall operate the demised premises in accordance with the terms of this lease separate and distinct from the portion of the Building comprising the hotel, except as otherwise required by law.

      45. Insurance. (a) Tenant agrees to keep in force for the benefit of Landlord and Tenant the following listed kinds of insurance policies. All such policies shall be written by solvent insurance companies licensed to do business in the State of New York and in the amounts set forth or where not set forth, in amounts reasonably satisfactory to Landlord. Any casualty insurance proceeds shall be applied first towards the cost of repair or replacement unless specific provision is otherwise made herein. All policies shall name both Landlord and Tenant as insureds.

            (i) General Liability policies in standard form protecting the Landlord from and against any and all liability occasioned by claims and suits for personal injury or property loss and damage in the amount of One Million Dollars ($1,000,000) per person, per occurrence. Said policies shall have an occurrence endorsement.

            (ii) Fire legal liability policies to cover property damage to the building or premises in which the demised premises are located in an amount of One Million Dollars ($1,000,000) per occurrence.

            (iii) Alcohol and liquor liability policies protecting Landlord from claims and suits for injuries to persons or damage to property resulting from or related to the consumption, sale, use, gift or distribution of alcoholic beverages by Tenant in the amount Five Hundred Thousand Dollars ($500,000) per person, per occurrence.

            (iv) Products liability insurance protecting Landlord from claims and suits for injuries to persons or property resulting from or related to the consumption, use, sale, gift or distribution of food or beverages by Tenant in the amount of One Million Dollars ($1,000,000) per person, per occurrence.

            (v) Plate glass insurance for the benefit of Landlord in an amount reasonably set by Landlord.

            (vi) Umbrella or excess liability policy for Landlord's benefit in the amount of $2,000,000 per person per occurrence for suits, claims or damages in excess of the stated amounts in subarticles (i), (iii) and (iv).

      Tenant shall deliver all aforedescribed policies to Landlord prior to taking possession of the premises, or in the case of alcohol liability, prior to selling any alcoholic beverages. Tenant shall deliver to Landlord Certificates of insurance of renewal and renewal policies fifteen days prior to expiration of the aforedescribed policies. Each policy shall contain a provision requiring the insurance company to notify Landlord of the cancellation of such policy not less than thirty (30) days prior to the date of such cancellation.

            (b) Wherever in this lease policies of insurance or bonds, are to be provided for the benefit of the Landlord, the same shall, at the option of the Landlord, be made payable to and shall secure the Landlord and/or the Landlord's lessors and/or the owners of any mortgage, or mortgages, covering the said demised premises, as their interest may appear.

      46. Odors; Extermination, Etc. The Tenant covenants and agrees to maintain at all times in good working order and condition an adequate system of ventilation, and air cooling, and shall conduct its business in such manner that noxious gases, fumes or odors or anything reasonably objectionable to tenants or persons in or about the Beekman Hotel shall be emitted outside the building so as to reasonably avoid any nuisance, disturbance or interference whatsoever with the use and enjoyment of the said Beekman Hotel by the tenants and occupants thereof in conformance with the practice of first class restaurants. Tenant shall be responsible for all additions, repairs, maintenance and replacements to said system(s). The Tenant shall install, maintain, repair and replace as necessary an approved ansul system or other fire prevention system as required by law or as may reasonably be required by Landlord's insurance company.

      Anything herein contained to the contrary notwithstanding, the Tenant shall not suffer or permit and further agrees to prevent, by means of contracting for or employing the services of a licensed exterminating company, and by other reasonably satisfactory means, to be employed at regular and reasonable intervals, the accumulation, in or about all areas of the demised premises, including but not limited to the basement, of any vermin, rodents, bugs, insects or anything of like objectionable nature. The Tenant further covenants and agrees that no waste matter or refuse will be permitted to accumulate in or about the demised premises and that the interior and immediate exterior of the demised premises (including any passageways used by Tenant) will at all times be kept in a clean and orderly condition. The Tenant shall, at the Tenant's own cost and expense, make non-structural repairs to the interior and fixtures, awnings and appurtenances located on the exterior of the demised premises whenever such repairs are necessary, upon written, reasonable request from the Landlord; but Tenant shall not be obligated to make structural repairs to the building or its appurtenances (other than awning or marquee).

      Tenant covenants and agrees that it will install, repair, maintain and replace grease traps in the sewer and waste lines running from the demised premises and Tenant will take all precautions to avoid stoppage of such lines. Tenant shall be responsible for repairing, maintaining and replacing those parts of the waste plumbing system which run between the demised premises and the main waste lines of the building. These parts of the waste system shall be deemed to include the floor drains.

      47. Representations. (a) Tenant warrants and represents that (i) it is a corporation duly organized and validly existing in the State of New York; (ii) it is authorized to enter into this lease; and, (iii) upon execution, this lease shall be an agreement binding on the Tenant.

            (b) Landlord warrants and represents that (i) it is a cooperative housing corporation duly organized and validly existing in the State of New York; (ii) it is authorized to enter into this lease; and, (iii) upon execution, this lease shall be an agreement binding on the Landlord.

      48. Assignment of Lease. (a) In the event that Tenant wishes at any time to assign this lease it may do the same subject to strict compliance with the following:

            (i) Tenant shall provide to Landlord complete financial statements for the proposed assignee prepared by a certified public accountant.

            (ii) Tenant shall provide resumes of the principals of the proposed assignee identifying their relationships to first class restaurants and their experience in the operation and/or ownership of the same.

            (iii) Tenant shall provide full copies of all documents to be executed between the Tenant and proposed assignee including all financial details of consideration, rent, key money, license transfer fees or other monetary or other consideration which changes hands.

            (b) Provided Tenant has supplied all of the items required in subarticle (a), and provided the same are reasonably satisfactory to Landlord and its professional consultants, Landlord will not unreasonably withhold its consent provided that a percentage of any "key money," additional rent or other consideration in excess of rent and other sums payable to Landlord pursuant to the terms hereof, is paid and delivered to Landlord simultaneously with the delivery of Landlord's consent to such assignment computed as follows:

            (i) If such assignment occurs during the first year of the lease, 50% of all amounts in excess of $600,000;

            (ii) If such assignment occurs during the second year of the lease, 50% of all amounts in excess of $520,000;

            (iii) If such assignment occurs during the third year of the lease, 50% of all amounts in excess of $440,000;

            (iv) If such assignment occurs during the fourth year of the lease, 50% of all amounts in excess of $360,000;

            (v) If such assignment occurs during the fifth year of the lease, 50% of all amounts in excess of $280,000;

            (vi) If such assignment occurs during the sixth year of the lease, 50% of all amounts in excess of $200,000;

            (vii) If such assignment occurs during the seventh year of the lease, 50% of all amounts in excess of $120,000;

            (viii) Thereafter, 50% of all sums received.

The foregoing notwithstanding, the amount payable to Landlord hereunder shall not exceed $500,000 (the "Cap"), which Cap shall be increased (but not decreased) by a percentage equal to the increase in the U.S. Bureau of Labor Statistics Price Index (Metropolitan New York - All Urban Consumers 1982 equalling 100) for the period from November 1, 1991 to the date of such payment.

            (c) In no event shall Landlord be deemed to be acting unreasonably if it rejects proposed assignees for any one or more of the following reasons:

            (i) A principal is ineligible to hold a liquor license;

            (ii) A principal has less than five years experience in the ownership and operation of a first class restaurant;

            (iii) The net worth of the proposed assignee is less than $250,000, unless such assignee agrees to make and secure an investment in the demised premises of at least $250,000:

            (iv) The Proposed entity is a franchise or branch of another restaurant;

            (v) Tenant is in default of any material provision of this lease at the time a request is made to assign this lease;

            (vi) Tenant seeks to assign its lease to less than all of the demised premises;

            (vii) Tenant shall have refused or otherwise failed to reimburse Owner on demand for any reasonable costs that may be incurred by Owner in connection with said assignment, including, without limitation, the reasonable cost of making investigations as to the acceptability of the proposed assignee and reasonable legal costs incurred in review or preparation of any documentation in connection therewith.

            (d) Tenant shall not license use of the premises or attempt by artifice or device to accomplish an assignment by other means. Tenant shall not be permitted to sublet all or any part of the demised premises.

            (e) In any event, upon receipt by Landlord of a request to assign the lease, the Landlord shall have the option, in its sole discretion, to declare this lease to be terminated as of the proposed date of assignment or on a date set by Landlord not less than thirty nor more than sixty days from receipt of the request to assign. Landlord shall respond to the request to assign within ten business days of actual receipt of the request.

            In the event Landlord elects to terminate the lease pursuant to the option hereby granted, the Tenant shall be liable for rent and other payments accrued through the date of termination and for any damages caused by moving.

            In the event Landlord exercises its option to terminate the lease upon Tenant's request to assign the same, Landlord agrees to pay to Tenant an amount equal to the net amount Tenant would have received from the proposed assignee pursuant to subsection (b) of this Article. Payment of such amount by Landlord shall be made on the same terms and at the same times as would have been made by such assignee. Nothing contained herein shall prevent Landlord from leasing the demised premises to Tenant's proposed assignee.

            (f) If any material representation made by the Tenant in this
Article is false, or in the event the Tenant fails to perform any of the terms and conditions of this Article on its part to be performed, or in the event any shareholder of Tenant, without first obtaining the aforementioned written consent of the Landlord, sells, assigns, transfers, or in any other way disposes of any shares of the capital stock of Tenant that may now or hereafter be held or owned by (them) him, other than to an immediate family member or an entity controlled by (them) him or among the shareholders of Tenant, or if any shares of capital stock Tenant that may now or hereafter be held or owned are sold by virtue of any execution under a judgment, or by virtue of any collateral security agreement or by operation of law or otherwise (other than as permitted in this Article 48), or if Alan Stillman lose majority voting control of Tenant, then such false representation, or failure by Tenant to perform, or such action by a shareholder of the general partner or a partner of Tenant, or such sale, or such occurrence shall be considered a material default by the Tenant in the fulfillment of the covenants of this lease, and unless Tenant shall cure such default within five
(5) days of written notice thereof the Landlord shall have the right to terminate this lease immediately, and, in addition thereto, Landlord shall have the right to exercise any and all rights and privileges and remedies given to the Landlord by and pursuant to the other provisions of this lease. The foregoing notwithstanding, Tenant may, without restriction or payment of any amount to Landlord, assign this lease to another entity in which Alan Stillman maintains a controlling ownership interest of at least 51%.

      49. Ground Leases. It is understood and agreed that the Landlord is not the owner in fee of the premises herein demised and that it is the lessee of the entire cooperative apartment building known and designated as the Beekman Hotel and located at 63rd Street and Park Avenue, of which the demised premises form a part. The Landlord is lessee under the following leases (hereinafter sometimes called the "major leases");

            (a) Lease dated March 3l, 1926 between Abraham B. Cox and Julia E. Cannon, Lessors, and 571 Park Avenue Corporation, Lessee, as amended May 24, 1927 and December 30, 1941, and as renewed by agreements dated April 1, 1952, April 1, 1957 and March 30, 1962 and renewed and modified by agreement dated April 1, 1968 and by lease modification dated May 5, 1967; and

            (b) Lease dated September 30, 1925, between Clarinda S. Boardman, Lessor, and 571 Park Avenue Corporation, Lessee, as amended by agreements dated June 1, 1927 and December 30, 1941, and as renewed by agreements dated April 1, 1952, October 15, 1956 and March 30, 1962, and renewed and modified by agreement dated April 1, 1968 and by lease modification dated May 5, 1967.

            The within lease, it is agreed, is subject and subordinate to all of the terms, covenants and conditions of the said major leases, as amended and renewed and modified.

      50. Additional Alteration Provisions. Supplementing, but not limiting the provisions of Article 3 of this Lease, the Tenant shall have the right to make alterations, additions and improvements in the said demised premises, subject to the following terms and conditions;

            (a) Tenant shall, before the commencement of any such work, submit to the Landlord for the Landlord's approval in writing, which approval shall not be unreasonably withheld or delayed, plans and specifications for such work, and shall not commence such work without such approval in writing. All plans submitted to Landlord shall be signed by a licensed architect or engineer.

            (b) Tenant shall be responsible for the timely filing of said plans and specifications with, and obtaining the necessary approval by, the municipal, state or other governmental authority having jurisdiction thereof, including, but not limited to the New York City Landmarks Preservation Commission.

            (c) In consideration for, and as an inducement to the Landlord consenting to Tenant's alterations, Tenant before commencing the work of any structural alterations, additions and improvements shall, at Tenant's own cost and expense, deliver to Landlord a bond in a form satisfactory to Landlord and executed by a surety company authorized to do business in the State of New York, in a sum equal to the estimated cost of such structural alterations, additions and improvements which shall guaranty to the Landlord:

            (i) That the said structural alterations, additions and improvements will commence within thirty (30) days of the date of the bond, and will be completed within a reasonable time thereafter (the time to be fixed in said bond) and in accordance with the plans and specifications of Tenant.

            (ii) That the Landlord shall be indemnified, saved and held harmless of and from any and all claims, counsel fees, loss, damages and expenses whatsoever by reason of any liens, orders, claims, charges or payments of any kind whatsoever that may be made by or accrue or become chargeable against the Landlord, the Tenant or the said demised premises, by reason of any work done or materials furnished in connection with the said structural alterations, additions and improvements.

            (iii) That if any mechanic's lien is filed against the Landlord, the Tenant, or the demised premises, or any part thereof, or any interest therein, the same shall be discharged by the Tenant, at the Tenant's expense, within ten (10) days thereafter by the filing of the bond required by law.

            (iv) That Tenant will otherwise fully comply with all the terms and conditions of this Article 50.

            (d) That if any alterations, additions and improvements in said demised premises be structural and shall cost in excess of Ten Thousand Dollars ($10,000.00), the Tenant, before commencing such work, shall deliver, at the Tenant's own cost and expense, the following bonds:

            1. The bond required to be delivered to Lessor, pursuant to condition numbered 2 on Page 4 of lease dated September 30, 1925 between Clarinda S. Boardman, Lessor, and 571 Park Avenue Corporation, Lessee.

            2. The bond required to be delivered to Lessors pursuant to condition numbered 2 on Page 5 of lease between Abraham B. Cox and Julia T.E. Cannon, Lessors and 571 Park Avenue Corporation, Lessee, dated March 31, 1926.

            Further, if said Lessors require the services of an architect to determine the estimated cost of such alterations, additions and improvements, the reasonable fees of the said architect shall be paid by the Tenant in the within lease.

            It is agreed that the Tenant may, if it desires furnish one bond (instead of two) to comply with the provisions of subdivisions (c) and (d) of this Article 50, but only if such one bond is acceptable to the said Lessors of the major leases.

            (e) That, before commencing the said alterations, additions and improvements, the Tenant and all its contractors and subcontractors shall, at the Tenant's own expense, as required in Article 3 hereof, carry such Workmen's Compensation and General Liability Insurance as the Landlord may reasonably require, and as may be required under the major leases, and shall deliver to the Landlord certificates of such insurance.

            (f) That at least ten (10) days before the commencement of such alterations, additions and improvements, the Tenant shall notify the Landlord in writing of the Tenant's intention to commence the same and the Tenant shall pay the amount of any increase in the premiums on insurance policies covering the building, on account of endorsement to be made upon said policies, covering the risk during the course of such alterations, additions and improvements. Landlord acknowledges that Tenant has notified Landlord of Tenant's intention to commence such alterations, additions and improvements.

            (g) That if the Tenant fails to bond or discharge a mechanics's lien, within ten (10) days after it is filed, by the filing of the bond required by law, the Landlord shall have the right, upon five (5) days' prior written notice to Tenant, to pay said lien, and the amount so paid by the Landlord, with interest at the maximum legal rate chargeable to a corporation (not to exceed twenty-four [24%] per annum) from the date of payment shall be additional rent and the same shall be due and payable on written demand.

            (h) That Article 3 of this lease shall apply to, and govern, such alterations, additions and improvements, and after the making thereof, all provisions and articles of this lease shall apply to, said alterations, additions and improvements and to the rights and obligations of Tenants and the Landlord with reference thereto.

            If the Tenant fails to perform any of the terms or conditions of this Article on the Tenant's part to be performed, then such failure by the Tenant shall be considered a default by the Tenant in the fulfillment of the covenants of this lease and Landlord shall have the right to exercise any and all rights and privileges and remedies given to the Landlord by and pursuant to the other provisions of this lease.

            Anything to the contrary in this Article 50 notwithstanding, it is agreed that the Tenant may, without the Landlord's consent, make reasonable decorative changes in the demised premises.

            (i) Tenant shall obtain the necessary consents, authorizations and licenses from all federal, state and/or municipal authorities having jurisdiction over any of the work, and all the work shall be done in accordance with the plans and specifications and the consents, authorizations and licenses obtained. All work shall be performed in compliance with the provisions of law and regulations applicable thereto and Tenant shall obtain and deliver to Landlord all "sign offs" of the New York City Building Department and any other governmental agencies involved.

            (j) All electrical work performed by Tenant or its contractors must be approved by the New York Board of Fire Underwriters.

            (k) All plumbing and electrical work performed by Tenant or its contractors must be done by licensed individuals.

            (l) Tenant will indemnify and save Landlord harmless from and against any and all bills for labor performed and equipment, fixtures and materials furnished to Tenant and against any and all liens, bills or claims therefor or against the demised premises or the building containing the same and from and against all losses, damages, costs, expenses, suits and claims whatsoever in connection with any such work, including, without limitation, any liability or charge for sales or other taxes imposed or demanded for labor or materials in connection therewith.

            (m) All alterations will be done in a good and workmanlike manner and with first quality materials.

            (n) Landlord and its agents shall have the right to inspect the demised premises while the alterations are being done.

            (o) No alteration shall cause or result in the occurrence of such unreasonable odors, noise and/or vibration as would violate any provision of this lease.

            (p) Tenant shall proceed with all alterations promptly and shall prosecute the same to completion with reasonable diligence and continuity under all the facts and circumstances then prevailing.

            (q) The term "alteration" as used in this lease shall mean any decoration, improvement, addition, change or installation of, in, or to the demised premises, including, without limitation, any of such involving electrical, air conditioning, ventilation, heating, plumbing, ceilings, stairways, partitions, demising walls within the demised premises, doors, gates, vaults, paneling, molding, shelving, radiators, enclosures, floors and floor coverings, whether or not the same are made in connection with the repair, replacement or addition to trade fixtures, machinery or equipment.

            (r) All new equipment or personal property installed and used by Tenant in operation of its business pursuant to the terms hereof, other than its telephone system, computer and ice machine, shall be owned by Tenant free and clear of any liens, liabilities or other encumbrances and, with the exception of original artwork, shall upon termination of this lease become the property of Landlord, free and clear of all liens, liabilities or encumbrances.

      51. Additional Default Provisions. Anything in this lease contained to the contrary notwithstanding, except in connection with any of the following (each of which, in the event of default, Tenant shall have five (5) days' prior written notice to cure):

            (a) The payment of rent, whether such rent be the monthly payments or rent, additional rent, escalations or otherwise;

            (b) The obligation of the Tenant to provide and keep in force insurance;

            (c)   Any default under Article 48 hereof;

            (d)   The terms and conditions set forth in Article 50 hereof;

the Tenant shall not be deemed in default unless the Landlord shall have given to the Tenant notice by personal delivery of the same at the demised premises or by registered mail specifying the nature of such default, and the same shall not have been cured within the grace period provided therefor in this lease, and where a grace period has not been otherwise provided for then within thirty (30) days after the giving of such notice. If any default shall consist of a failure to make repairs or to comply with the rules or regulations of public or quasi-public authorities, and the same cannot with reasonable diligence be remedied within the said thirty (30) day period, the Tenant shall not be deemed in default if the Tenant shall have commenced the work of making such repairs or complying with such rule, regulation or requirement within such period and shall be proceeding with the same in a reasonable and diligent manner. Anything contained in this lease to the contrary notwithstanding, and provided Tenant is not otherwise in default hereunder, Tenant shall not be deemed in default under the provisions of this lease, solely as a result of the fact that its use of the demised premises as contemplated in Article 40 hereof is determined by appropriate governmental authorities to constitute a violation of the existing certificate of occupancy.

       52. Tenant's Employees.

            (a) Tenant shall at all times enforce good order among its employees.

            (b) The Tenant will indemnify and hold harmless the Landlord from and against any and all liability to, claim or demand of, the Tenant, its agents, servants, licensees, invitees, guests or undertenants or any other person or corporation, which liability, claim or demand shall arise in or out of Tenant's operation of the demised premises or the sidewalk in front of or adjoining the demised premises. For the purposes of this lease such sidewalk shall be defined as the sidewalk running the entire length of the building on 63rd Street.

            (c) The Tenant will well and faithfully observe and cause to be observed by the Tenant's servants, employees and agents and by all other occupants of the demised premises, all of the rules and regulations hereafter established that, in the judgment of the Landlord, shall be necessary for the safety, care and cleanliness of the demised premises, or the building in which said premises are situated and for the preservation of good order therein.

            (d) The Tenant agrees that the best endeavors of the Tenant will be used to prevent Tenant's employees from loitering in, or around, the hallways, basement, stairways or elevators of the building in which the demised premises are located, or from, at any time, loitering in front of, or along the sidewalk of, the said building.

            (e) Tenant does hereby agree that its patrons, guests, invitees, agents, servants and employees shall not have the right to use the washroom facilities of the hotel located off the main corridor in the Hotel and Tenant agrees to reasonably cooperate with Landlord to prevent such use. Tenant further agrees that its patrons, guests, invitees, agents, servants and employees will only use the 63rd Street entrance for ingress and egress to the demised premises, and that the door from the demised premises into the lobby of the Hotel will be not used for ingress and egress to the demised premises except as may otherwise be required by law. Subject to the applicable fire and safety codes, Landlord shall have the right to lock and/or secure access ways between the demised premises and the other portions of the building in which the demised premises are located. Tenant shall take reasonable steps to prevent patrons from using the entrance to the lobby. Such steps shall include posting of appropriate signs. Nothing contained herein shall be deemed to restrict the use of such entrance as a fire or emergency exit and any restriction shall in all cases be subject and subordinate to applicable fire and safety codes.

      53. Utilities. Tenant shall, at its own cost and expense, pay any and all charges for

            (a) electricity and electric power furnished to any part of the demised premises, whether used for lighting, heat or power purposes;

            (b) water consumed by, or in, any part of the demised premises as reflected on water meters bearing numbers 9405 and 2886 (and any replacements or substitutions) which are currently billed to Landlord by New York City. Tenant shall promptly pay to Landlord the amounts of said charges when demanded by Landlord (such amounts to be deemed additional rent due hereunder). During the final year of the term of this lease Landlord shall be entitled to bill Tenant for estimated water charges commencing January 1, 2006. Said estimate shall be based upon the usage charged in the last statement received from the City of New York plus five percent, adjusted on a monthly basis. Except as modified in this
Article 53, the conditions set forth in Article 28 of this lease (regarding water charges) shall remain in full force and effect;

            (c) telephone service in, to and from the demised premises, it being agreed that no telephone service will be provided to Tenant through the hotel switchboard; and

            (d) gas furnished to the demised premises.

      Moreover, Tenant shall, at its own cost and expense, properly maintain the present meters and equipment to measure the said electricity, electric power and gas furnished to, and the water consumed by or in, the demised premises. Tenant shall, at its own cost and expense, install its own telephone system and numbers.

      Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements.

      Any riser or risers to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Landlord at the sole cost and expense of Tenant, if, in Landlord's reasonable judgment, the same are necessary and will not cause permanent damage or injury to the building or demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repair or expense or interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers, Landlord will also, at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions.

       Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the building or the risers or wiring installation.

      Tenant shall make no alteration or additions to the electric equipment and/or appliances without the prior written consent of Landlord in each instance.

      Rigid conduit only will be allowed.

      54. Steam. Tenant shall pay any and all charges for steam furnished to the demised premises. The parties agree, however, in connection therewith, that:

            (a) The Tenant shall install at its own cost and expense meters and equipment to measure the said steam so furnished, and pay Con Edison directly, or pay to the Landlord seven (7%) per cent of Landlord's steam bill for the building at 575 Park Avenue if Tenant does not make meter payments directly to Con Edison. Tenant shall pay such bill as and when presented with a copy of Landlord's bill. Such payment shall be deemed additional rent due hereunder.

            (b) It is further covenanted and agreed by Tenant that the aforesaid costs and expenses in connection with the aforesaid steam are chargeable and collectible as additional rent and shall be paid to Landlord by Tenant upon presentation of bills therefor.

            (c) In the event that Landlord converts its heating system to another form of energy, such as oil or gas, it is agreed that Tenant shall pay to Landlord seven percent of Landlord's energy bill in the same manner as Tenant is required to pay seven percent of Landlord's steam bill.

      55. Remedies. If the Tenant fails to indemnify the Landlord or fails to pay any sums payable hereunder in addition to the fixed reserved rent or other additional rent beyond the applicable grace period provided for in this lease, then such failure by Tenant shall be considered a default by the Tenant in fulfillment of the covenants of this lease and the Landlord shall have the right to terminate this lease upon the occurrence of such default and in addition thereto shall have the right, without further notice or time to cure, to exercise any and all rights and privileges and remedies given to the Landlord by and pursuant to Articles 17 and 18 hereof.

      56. Additional Bankruptcy Provisions. Anything herein contained in Article 16 hereof to the contrary notwithstanding, if any of the events described in
Article 16(a) and 16(b) hereof shall be involuntary on the part of the Tenant, the event in question shall not be deemed a default within the meaning of this lease if removed or discharged by Tenant within sixty (60) days after the date of occurrence thereof.

      Further supplementing the provisions of Article 16 hereof:

            (a) Without limitation Tenant shall remain obligated under this lease in accordance with its terms, shall remain in possession of the demised premises within the meaning of Title 11 U.S.C. ss.365 (as the same may be amended) and shall not take any action to terminate, surrender, rescind or avoid this lease, or abate or defer any rental, or claim a construction eviction, by reason of any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord or any of its assigns or any action with respect to this lease which may be taken by any trustee, receiver or liquidator or by any court.

            B. If an order for relief is entered or if a stay of proceeding or other acts becomes effective in favor of Tenant or Tenant's interest in this lease, in any proceeding which is commenced by or against Tenant, under the present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute of law, Landlord shall be entitled to invoke any and all rights and remedies available to it under such bankruptcy code, statute, law or this lease, including, without limitation, such rights and remedies as may be necessary to adequately protect Landlord's right, title and interest in and to the demised premises or any part thereof and/or adequately assure the complete and continuous future performance of Tenant's obligations under this lease. Adequate protection of Landlord's right, title and interest in and to the demised premises, and adequate assurance of the complete and continuous future performance of Tenant's obligations under this lease, shall include, without limitation, the following requirements:

                  (i) that Tenant shall comply with all of its obligations under this lease;

                  (ii) that Tenant shall pay to Landlord, on the first day of each month occurring subsequent to the entry of such order or the effective date of such stay, a sum equal to the amount by which the demised premises diminished in value during the immediately preceding monthly period, but, in no event, an amount which is less than the aggregate rental payable for such monthly period;

                  (iii) that Tenant shall continue to use the demised premises in the manner required by this lease;

                  (iv) that Landlord shall be permitted to supervise the performance of Tenant's obligations under this lease;

                  (v) that Tenant shall hire, at Tenant's sole cost and expense, such security personnel as may be necessary to insure the adequate protection and security of the demised premises;

                  (vi) that Tenant pay to Landlord within thirty (30) days after entry of such order or the effective date of such stay, as partial adequate protection against future diminution in value of the demised premises and adequate assurance of the complete and continuous future performance of Tenant's obligations under this lease, a security deposit in an amount acceptable to Landlord, but in no event less than the aggregate rental payable hereunder for the previous lease year plus five (5%) per cent of such rental;

                  (vii) that Tenant has and will continue to have unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this lease;

                  (viii) that Landlord be granted a security interest acceptable to Landlord in property of Tenant to secure the performance of Tenant's obligations under this lease; and

                  (ix) that if Tenant's trustee, Tenant or Tenant as debtor-in-possession assumes this Lease and propose to assign the same (pursuant to Title 11 U.S.C. ss.365, as the same may be amended) to any Person who shall have made a bona fide offer to accept an assignment of this lease on terms acceptable to the trustee, Tenant or Tenant as debtor-in-possession, then notice of such proposed assignment, setting forth (x) the name and address of such Person, (y) all of the terms and conditions of such offer and (z) the adequate assurance to be provided Landlord to assure such Person's future performance under the lease, including, without limitation, the assurances referred to in Title 11 U.S.C. ss.365(b)(30) (as the same may be amended), shall be given to Landlord by the trustee, Tenant or Tenant as debtor-in-possession no later than twenty (20) days after receipt by the trustee, Tenant or Tenant debtor-in-possession of such offer, but in any event no later than ten (10) days prior to the date that the trustee, Tenant or Tenant debtor-in-possession shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to the trustee, Tenant or Tenant debtor-in-possession, given at any time prior to the effective date of such proposed assignment, to accept an assignment of this lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this lease.

            (c) Anything contained in this lease to the contrary notwithstanding, all amounts payable by Tenant to or on behalf of Landlord under this lease, whether or not expressly denominated Fixed Rent, additional rent or rental, shall constitute rent for the purposes of Section 502(b) (7) of the Bankruptcy Code.

      57. Condition of Demised Premises. Tenant has examined all of the demised premises, including the kitchen equipment, installations and all of the appurtenant personal property belonging to the Landlord, and the parties agree that Tenant leases and rents the same in the condition in which they presently are or will be at the commencement date of this lease, without warranty or representation on the part of the Landlord, its agents and representatives, except that all such equipment, installations and personal property are owned by Landlord free and clear of liens, claims or encumbrances. Landlord agrees that there will be no substantial or material change in said items between the date hereof and the commencement date of the term of this lease.

      58. Deliveries and Garbage Removal. Tenant further agrees that all deliveries of foodstuffs, liquors and any and other deliveries required to be made, as well as the removal of all waste, rubbish and garbage from the demised premises, shall be made solely through the basement of the demised premises and not otherwise, nor shall any such deliveries to or removals from the demised premises be allowed to be stored in any areaway, courtyard or in front of any portion of the Beekman Hotel. Landlord shall permit access to Tenant for ingress and egress only through said basement during normal business hours. Landlord acknowledges that garbage pickup will be six (6) days per week and that the removal thereof shall occur after the close of Tenant's daily business, and Tenant will use his best efforts to make sure that all such removals will be not later than 12:00 midnight nor earlier than 6:00 a.m. All garbage shall be stored prior to removal in the garbage room which is part of Tenant's demised premises.

      59. Signage. In addition to, and not in limitation of, any other provisions in this lease contained, Tenant covenants that it will not place or affix any signs, lettering or advertisement of Tenant's restaurant in or upon the demised premises, either inside or outside, or in or upon the windows or show windows or any doors or glass appurtenant to the demised premises, without the written consent of the Landlord in each instance first had and obtained, and should the Landlord grant any such consent, Landlord shall be the sole judge of the location, size, color and content and other characterization of all such signs, lettering or advertisement; Landlord agrees not to unreasonably withhold its consent or exercise its judgment. Tenant shall keep all such signs, lettering and advertisement in good order and working condition. Tenant shall obtain all sign permits or licenses and shall pay all fees and costs therefor. Tenant agrees that the Landlord may, at Tenant's expense, at any time and from time to time, but after twenty (20) days prior written notice to Tenant, remove any particular sign or signs or advertisement installed by the Tenant, which are not in accordance with the provisions hereof, unless within said period of twenty (20) days Tenant shall commence the removal of such sign or advertisement and continue such removal with diligence.

      60. Tenant's Obligations. Tenant further covenants and agrees that all purchases made by or for Tenant in connection with Tenant's business or otherwise are to be made in the Tenant's name or the restaurant's name and not in the name of or for the account of the Landlord, or under the name "Beekman Hotel", or under any other name but Tenant's own name or the restaurant's name, and Tenant further covenants and agrees to pay promptly all bills for operating charges, supplies, foodstuffs, expenses and purchases made by Tenant, whether for food, fixtures or equipment, including the prompt payment of wages and salary for all persons employed by Tenant, it being expressly understood and agreed that Landlord shall at no time or in any way be responsible or obligated for any purchases made by Tenant, or for any expenses or obligations of any kind whatsoever incurred or that may be incurred by Tenant in connection with the conduct, maintenance and operation of said restaurant and/or Tenant's business.

      61. Licenses and Permits. Tenant agrees to secure at its own expense, all licenses or permits required for the operation of its business, and the parties agree that Landlord does not warrant or represent, nor is this lease conditional on whether or not Tenant procures such licenses or permits or, having obtained the same, that such licenses or permits shall or will thereafter be renewed. The foregoing notwithstanding, Tenant shall have no obligation to amend the certificate of occupancy as presently existing.

      62. Contractors. Notice is hereby given to all contractors, subcontractors, laborers and materialmen that under no circumstances shall the Landlord be liable or required to pay for any work, labor or services rendered or materials furnished to the Tenant or to the demised premises, and that no mechanic's lien for work, labor or services rendered or materials furnished to the Tenant, or to any one occupying the demised premises, shall under any circumstances attach to or affect the Landlord's interest therein or the reversionary or other interest of the overlandlord in the premises, or in and to the improvement which may be made therein or to the real estate in which the demised premises are situated.

      63. Real Estate Taxes. The Tenant hereby agrees that if the amount of real estate taxes assessed or imposed by the City of New York, or any County or other governmental authority against both the land and building of which the demised premises form a part, exceed the amount of such real estate taxes for the fiscal year commencing July 1, 1991 and ending June 30, 1992, the annual rental of the Tenant hereunder shall be increased by an amount equal to seven (7%) per cent of the total of all such increases. The excess real estate taxes payable by the Tenant shall be apportioned to charge the Tenant from the commencement of the term and shall likewise be apportioned to charge the Tenant to the end of the term.

      Any increase in real estate taxes shall be due and payable by the Tenant to the Landlord on the first day of the month next succeeding the month in which any such increase in such taxes are payable by the Landlord. The foregoing notwithstanding Tenant shall not be required to pay any increase in real estate taxes more frequently than Landlord pays the same to the taxing authority.

      Any such increases due after the termination of the within lease shall survive such termination or expiration, and be due and payable as herein provided.

      The Landlord agrees to submit to the Tenant a comparative statement showing such increases.

      It is further understood and agreed that in the event the Tenant has paid to the Landlord the Tenant's share of any increase in taxes as hereinabove provided, and the Landlord obtains a reduction of such real estate taxes, the Landlord will refund to the Tenant the Tenant's proportionate share of any increases in taxes which the Tenant has paid, less seven (7%) percent of any expenses incurred by the Landlord in obtaining such tax reduction.

      64. Vacations. At the option of the Tenant, Tenant may close for vacation each year during the month of July or August; Tenant shall provide sixty day's notice of such election.

      65. No Other Restaurant. Landlord agrees that it will not lease or license any other area of the building, known as The Beekman Hotel, for the purpose of the sale to the public of any food or beverages.

      66. Conflict. The printed portion of the within lease (Articles 1-39) is hereby modified and supplemented to the extent set forth in this paragraph. Wherever there is any conflict between what is set forth in this rider (Articles 40-90) and the printed portion of the lease (Articles 1-39), the provisions set forth in the rider shall prevail and the lease shall be construed accordingly.

      67. Structural Repairs. Landlord shall be responsible to make all structural repairs to the demised premises except as follows:

            (a) All drain and waste lines running between the demised premises and main waste lines within the Building will be maintained, repaired and replaced (as necessary) by Tenant.

            (b) Maintenance, repair and replacement of trunk plumbing lines (non-waste) shall be the responsibility of Landlord inside the walls.

            (c) Maintenance, repair and replacement of all electrical lines which provide service to or within the demised premises will be the responsibility of Tenant.

            (d) All maintenance, repair and replacement of existing plumbing fixtures, air conditioning equipment, meters, kitchen equipment (including stoves, ovens, refrigerators, freezers, dishwashers, etc.) shall be the responsibility of Tenant.

            (e) All maintenance, repair and replacement of floors and flooring in all parts of the demised premises shall be the responsibility of Tenant. In particular, Tenant shall regularly seal and keep water tight the kitchen floor.

            Tenant shall be responsible for all non-structural repairs and replacements within the demised premises; such non-structural items, without limiting the definition of the same, shall be deemed to include windows, doors and all parts thereof for the purposes of this lease. In the event such repairs are required as a result of a casualty for which Landlord has received insurance proceeds, Landlord shall pay to Tenant such portion of such proceeds, not to exceed the actual cost of such repairs, which relate thereto.

      68. Fire. If the demised premises are substantially destroyed by fire during the last two years of the term of this lease, either party may terminate and cancel this lease at any time within 45 days after the damage or destruction by written notice to the other party in accordance with Article 27, and upon giving such notice this lease shall end; however, accrued sums due and unpaid for periods of time prior to cancellation shall remain an obligation of Tenant.

      69. Certificate of Occupancy. Landlord represents that notwithstanding the certificate of occupancy presently in effect at the building the demised premises have been used for the purposes stated in Article 2 on a continuous basis for not less than 31 years.

      70. Abatement. If the Landlord's inability to perform creates a condition which interferes substantially with the normal use of the premises for the operation of an establishment such as allowed by Article 2, and as a consequence Tenant is compelled to discontinue business in the premises with the public during the period of time that such interference persists, then the rental shall be, and is hereby, abated during the time of such discontinuance of business, but no such abatement shall continue beyond the time that the interference no longer persists regardless of any delay by Tenant in resuming operation of business after that time.

      71. Waste Removal. Tenant will not dispose of waste by improper means and will contract for regular daily pickup of solid waste by a licensed carting company. Tenant shall not store food garbage in the basement or in any other area without such precautions as will prevent odors and insure that the garbage is sealed in air tight containers. In the event of a strike by carting and/or waste disposal companies Tenant shall remain responsible for proper removal of garbage from the demised premises. At no time will Tenant store or dispose of garbage or trash in such manner or in such place as will violate any laws, rules or regulations of any bureau or department of the City, State or Federal government. Provided the same does not violate Landlord's union contract, Tenant may use the Landlord's compactor at such times as the same is available provided Tenant obtains written consent of the Landlord, and complies with such conditions and pays such fees as may be imposed by the Landlord. Tenant will exercise due care in using the same and agrees to hold Landlord harmless from any and all claims for personal injury or property damage by reason of Tenant's use of the compactor by Tenant, its agents, licensees, contractors and employees.

      72. Condition on Termination. Upon termination of the lease the Tenant shall be responsible for providing that all equipment, plumbing, heating and electrical conduit for which Tenant is responsible is in working order.

      73. Existing Equipment. Tenant may use existing air conditioning and kitchen equipment. Repair, maintenance and replacement of the same will be done by Tenant as and when required.

      74. Laundry Facilities. Tenant may not use Landlord's laundry facilities without express written consent, which may be arbitrarily withheld.

      75. Sprinkler System. In the event any state or municipal authority, or the insurance company of Landlord requires installation of a sprinkler system during the term hereof Tenant shall pay for and install the same. Should such requirement be imposed during the final two years of the term hereof, Tenant may provide Landlord with ninety day notice of its intention to terminate the lease, and, provided Tenant is not in default of any provisions hereof, Tenant may terminate this lease at the end of the ninety day period.

      76. Plans. Annexed hereto are plans for the demised premises showing the area reserved for Tenant.

      77. Improvements. As material consideration and inducement to Landlord to enter into this lease Tenant agrees to spend at least Two Hundred Fifty Thousand ($250,000) Dollars on renovations and improvement in the demised premises subject to the terms and restrictions of this lease regarding alterations. Tenant shall produce paid bills and other proof of payment for Landlord's examination to establish such expenditures, which may include reasonable and actual "soft costs" of such renovations. To the extent such expenditures are not made by April 30, 1992, the portion of said funds not spent or contractually committed to items on which delivery is delayed, shall be payable to Landlord as additional rent hereunder in 12 equal monthly installments payable the fifteenth day of May, 1992 and on the first day of the next eleven months. Such payments shall be deemed additional rent. The $250,000 shall be spent on items which are not readily removable and which are fixtures or on items of personal property, other than artwork, which shall become the property of Landlord on termination of this lease. All of such renovations will be deemed fixtures and shall become the property of Landlord on termination of this lease.

      78. Health Code Violations. In the event that Tenant is cited for any violation of any health code, regulation or law and fails to remedy the same situation within five business days of issuance of a violation, citation, notice of violation or warning, said failure to remedy the same or to undertake substantial action to remedy the same shall be deemed a material breach of this lease without further notice.

      79. Alarm System. Tenant shall be fully responsible for the security of its premises and may install and use whatever alarm systems it wishes to install and maintain provided that said security provisions do not compromise security installations, systems or precautions which are or may be installed or maintained by Landlord. Landlord shall be entitled to have its security consultant evaluate Tenant's system to insure that it does not interfere in any way with Landlord's security or protection services and upon a finding that the same does interfere in any manner, Landlord may prohibit installation of such system or equipment or require the removal of the same.

      80. Limitation of Liability. Any claims for personal injury, property damage or otherwise against Landlord which Tenant may have or acquire for by reason of the torts (whether by reason of negligence or otherwise), breach of contract (except for breach of the terms of this lease), breach of warranty or criminal acts of Landlord, Landlord's employees, invitees, licensees, contractors, guests or tenants shall be limited to Landlord's interest in the Building. Tenant waives any such claims it might have against the officers, directors or shareholders of Landlord. Tenant shall maintain whatever insurance policies it deems advisable to protect itself against such occurrences and shall look first to such policies for recompense.

      81. Definitions. The following definitions shall be applicable herein:

            (a) The terms "Owner" and "Landlord" shall be deemed equivalent and shall both refer to Beekman Tenants Corporation except where explicit provision is otherwise made.

            (b) The terms "article", "paragraph" and "provision" shall be deemed to refer to the numbered sections of this lease and shall be synonymous.

            (c) The "term" of this lease shall also refer to any extensions or renewal periods to which the parties may subsequently agree in writing.

      82. Broker. Landlord and Tenant each represent and warrant one to another that, neither of them has employed any broker, agent or finder in carrying on the negotiations relating to this lease. Each party shall indemnify and hold the other harmless, from and against any claim or claims for brokerage or other commissions arising from or out of any breach of the foregoing representations and warranties.

      83. Rent Regulations. In the event that a law or regulation establishing any form of rent control, regulation or stabilization is subsequently adopted and is deemed to apply to the demised premises and to limit the rent payable hereunder, or to require the renewal hereof pursuant to statutory decree without the consent of Landlord, the parties agree that the following provisions shall become applicable during such time as said laws or regulations may be in effect and prevent the Landlord from collecting the full amount of rent for which provision is made in this lease or during such time as this lease is statutorily renewed.

            (a) Landlord shall become entitled each year to the maximum increase in rent which is allowable under the law provided that the same does not exceed the rent for which provision is herein made for that period of time.

            (b) Subsequent to December 31, 2006 Landlord shall become entitled to the maximum allowable rent increases for periods of time that this lease is renewed by statutory authority or requirement.


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

      84. Authorization. Landlord shall provide a certified resolution of its Board of Directors consenting to the execution of this lease. Tenant shall provide a certified resolution of its Board of Directors consenting to the execution of this lease.

      85. Arbitration. The parties agree that any dispute between them with respect to the terms hereof shall be settled by resort to arbitration before the American Arbitration Association in New York City before three arbitrators and pursuant to the rules of the Association then obtaining. Any decision of the arbitrators may be confirmed as a judgment and entered in any court of competent jurisdiction. The arbitrators may award costs of arbitration as part of their award, the parties agree that a claim by Landlord that Tenant has failed to pay rent may be brought directly in a court of competent jurisdiction without resort to arbitration. In addition, the parties shall each be entitled to obtain injunctive relief from a court of competent jurisdiction prior to arbitration if the same is otherwise appropriate and the party seeking such relief posts such bond as may be required by the court wherein such relief is sought.

      86. Landlord's Security Interest.

            (a) As additional security for the faithful performance and observance by Tenant of all of the terms, provisions and conditions of this lease, Tenant by its execution of this lease, hereby grants Landlord a security interest in, to and covering all of Tenant's personal property, which security interest shall constitute a valid and continuing first lien on said property under the New York Uniform Commercial code. Concurrent with the execution of this lease, Tenant shall execute and deliver to Landlord a UCC-1 Financing Statement evidencing the aforesaid security interest of Landlord. Throughout the term of this lease or any renewal thereof Tenant, at its sole cost and expense, shall promptly execute all confirmatory or continuation statements required to perfect such security interest of Landlord under all applicable law.

            (b) In addition to any and all of Landlord's other remedies provided hereunder, or otherwise available at law, if Tenant shall default under any of the terms or provisions of this lease Landlord may, immediately after expiration of all applicable grace periods, foreclose upon its security interest granted hereunder in accordance with the applicable provisions of the New York Uniform Commercial Code or any other then applicable law and apply the proceeds of such foreclosure to and on account of any and all of Tenant's obligations hereunder, as Landlord in its sole discretion may see fit.

            (c) Nothing in this Article 89 shall be construed as preventing Tenant from substituting from time to time any property of at least equal quality and value for items of Tenant's personal property.

            (d) In the event that Tenant shall assign this lease with Landlord's consent, Landlord agrees that Tenant shall be entitled to take back from any assignee a purchase money security interest encumbering its personal property; provided, however, that any such security interest shall be, and expressly state that it is, subject and subordinate in all respects to the lien granted Landlord pursuant to this Article 89.

      87. Renewal Option. (a) Tenant shall have the option (the "Renewal Option") to extend the term of this lease for an additional period of ten (10) years (the "Renewal Term"), which Renewal Term shall commence on the date immediately succeeding the termination date of this lease (the "Expiration Date"). This option shall be valid provided that this lease shall not have been previously terminated and that Tenant shall not be in default in the observance or performance of any of the terms, covenants or conditions of this lease, beyond any applicable grace periods on the date Tenant gives Landlord written notice (the "Renewal Notice") of Tenant's election to exercise the Renewal Option. The Renewal Option shall be exercised with respect to the entire demised premises only and shall be exercisable by Tenant delivering the Renewal Notice to Landlord at least twelve (12) months prior to the Expiration Date. Time is of the essence with respect to the giving of the Renewal Notice.

            (b) If Tenant exercises the Renewal Option in accordance with the terms of subsection (a) above, the terms, covenants and conditions for the Renewal Term shall be the same as are contained in this lease, except that (i) the Fixed Rent shall be deemed to mean the Fixed Rent as determined pursuant to subsection (c) of this Article; (ii) any provisions of this lease with respect to any free period of Fixed Rent shall not be applicable during the Renewal Term; and (iii) the provisions of subsection (a) of this Article relative to Tenant's right to renew the term of this lease shall not be applicable during the Renewal Term.

            (c) The Fixed Rent for the Renewal Term shall be an amount equal to the Fair Market Rent. The term "Fair Market Rent" shall mean the fixed annual rent that a willing lessee would pay and a willing lessor would accept for the premises during a ten (10) year term, assuming (i) that the premises were vacant of tenancy and in their "as is" condition on the commencement date of the Renewal Notice; (ii) that the premises were being demised upon the same terms and conditions as are provided for in this lease for the Renewal Term; (iii) that landlord would be paying no brokerage commission in connection with such leasing; (iv) the provisions of subsection (a) of this Article relative to Tenant's right to renew the term of this lease shall not be applicable during the Renewal Term; and (v) that Tenant would not be receiving any work allowance or free rental period in connection with such leasing.

            (d) In the event that Tenant shall have exercised the Renewal Option in accordance with the terms of subsection (a) of this Article, Landlord shall give Tenant written notice (the "Rent Notice") at least one hundred eighty (180) days prior to the Expiration Date setting forth Landlord's determination of the Fair Market Rent ("Landlord's

Determination"). If Tenant disputes Landlord's Determination, then Tenant shall give Landlord written notice ("Tenant's Notice"), within thirty (30) days after Tenant's receipt of the Rent Notice, stating such dispute and setting forth, in Tenant's Notice, Tenant's determination of the Fair Market Rent. If Tenant fails or refuses for any reason to give Tenant's Notice within the thirty (30) day period set forth above, Tenant shall be deemed to have accepted Landlord's Determination for the Renewal Term. If Tenant in Tenant's Notice disputes Landlord's Determination in the manner set forth above, any such dispute, if not resolved between the parties within twenty (20) days thereafter, shall be settled in accordance with the provisions of subsection (e) hereof.

            (e) If the final determination of the Rental Value shall not be made on or before the first day of the Renewal Term in accordance with the provisions of this Article, then, pending such final determination, Tenant shall pay, as the Fixed Rent for the Renewal Term, an amount equal to Landlord's Determination. If, based upon the final determination hereunder of the Rental Value, the payments made by Tenant on account of the Fixed Rent for such portion of the Renewal Term were less than the Rental Value payable for the Renewal Term, Tenant shall pay to Landlord the amount of such deficiency, within ten
(10) days after demand therefor, or if greater than such Rental Value, Landlord shall pay to Tenant the amount of such excess within ten (10) days after demand therefor or, at Landlord's option, credit the amount of such excess against future installments of Fixed Rent and/or Additional Rent payable by Tenant.

            (f) (i) If Tenant notifies Landlord that Tenant dispute Landlord's Determination of the Fair Market Rent within the thirty (30) day period set forth in subsection (d) above and Landlord and Tenant fail to agree as to the Fair Market Rent within the thirty (30) day period set forth in subsection (d), then the Fair Market Rent shall be determined by arbitration in accordance with
Article 85 of this lease.

                  (ii) After a determination has been made of the Fair Market Rent, the parties shall execute and deliver to each other an instrument setting forth the Rental Value, as hereinabove determined.

      88. Miscellaneous

            (a) Tenant agrees that its sole remedy in cases where Landlord's reasonableness in exercising its judgment or withholding its consent or approval is applicable and at issue shall be those in the nature of an injunction, declaratory judgment or specific performance, the rights to any monetary damages or other remedies being hereby specifically waived.

            (b) Tenant shall, in operating its business adequately, staff the operation both as to products and personnel.

            (c) Tenant shall, at Tenant's sole cost and expense, keep the demised premises in good order and condition and clean or cause the demised premises to be cleaned daily (on all business days during which the demised premises are open for conducting the Tenant's business) in a manner reasonably satisfactory to Landlord. At Tenant's sole cost and expense, the demised premises shall be exterminated against infestation of vermin, roaches or rodents regularly, and in addition, whenever there shall be evidence of any infestation. Tenant shall, at its sole cost and expense, keep and maintain all glass, exterior and interior, of the demised premises in a clean condition and further agrees to wash or cause the same to be washed at sufficient frequent intervals so as to maintain the appearance thereof in keeping with a first class restaurant. Tenant shall, at its sole cost and expense, replace any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises.

            (d) Tenant shall supply a set of keys to the demised premises to Landlord's hotel manager or his designee for emergency access to the demised premises.

            (e) Without limiting anything otherwise set forth in the Building Rules, no awning, canopy, marquee or other projections, whether they contain or do not contain advertising material, may be attached to any part of the building without the prior written consent of Landlord, which consent as to dignified canopies and marquees, in Landlord's discretion, and in the shape of the existing canopies and marquees shall not be unreasonably withheld. Further, Tenant shall not post, erect or maintain outside or inside the windows or show windows, nor on any exterior construction, any signs, placards or other advertisements, except with the prior written approval of Landlord, which consent, as to dignified and tasteful window and vitrine signs and decorations, shall not be unreasonably withheld. No hanging outside signs will be approved nor will any papered signs posted on the windows on the premises be approved unless the same are required to be so posted at such location by law (e.g., alcoholic beverage license). If Tenant violates the provisions of this Article, then in addition to and without limiting Landlord's remedies under this lease, the Landlord may upon five (5) days' notice itself remove any such sign, placard, advertisement or display without liability or obligation to Tenant and, if necessary to carry out the foregoing, then Landlord may enter into the premises to effect such removal. The parties acknowledge that a breach of the provisions of this paragraph would constitute a material breach of this lease.

            (f) If any term, covenant, condition or provision of this lease, or the application thereof, to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such term, covenant or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this lease shall be valid and enforceable to the fullest extent permitted by law.

            (g) At Tenant's sole cost and expense, Tenant shall fireproof all draperies and curtains in the demised premises and submit to

Landlord, upon Landlord's request, current certificates evidencing such fireproofing.

            (h) Tenant shall install and maintain in all cooking areas, at Tenant's sole cost and expense, chemical fire extinguishing devices (such as ansul) approved by the fire insurance rating organization having jurisdiction over the demised premises and, if gas is used in the demised premises for cooking or other purposes, suitable gas cutoff devices (manual and automatic).

            (i) Submission by Landlord of the within lease for execution by Tenant, shall confer no rights nor impose any obligations on either party unless and until both Landlord and Tenant shall have executed this lease and duplicate originals thereof shall have been delivered to the respective parties.

      90. Entire Agreement. This lease contains the entire agreement of the parties and cannot be altered, amended or terminated except by an instrument in writing signed by the party against whom the alteration, amendment or termination is charged.


                                            BEEKMAN TENANTS CORPORATION

                                            By: /s/ Irwin Guttag
                                               -------------------------
                                               Irwin Guttag, President


                                            WHITE & WITKOWSKY, INC.

                                            By: /s/ Alan Stillman
                                               -------------------------
                                               Alan Stillman